Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Deep Well Oil & Gas, Inc. (“the Company”) on Form 10-K for the year ended September 30, 2014 filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Mr. Curtis James Sparrow, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	January 13, 2015

By:	/s/ Curtis James Sparrow
Curtis James Sparrow
Chief Financial Officer